UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2010
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32548	52-2141938
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

46000 Center Oak Plaza
Sterling, Virginia		20166
(Address of principal executive offices)		(Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 28, 2010, NeuStar, Inc. (the “Company” or “Neustar”) announced its financial results for the third quarter of 2010. A copy of the press release containing the announcement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Lisa Hook was appointed as President and Chief Executive Officer of the Company effective October 15, 2010. In connection with Ms. Hook’s appointment, the Company filed a Current Report on Form 8-K on October 6, 2010 (the “Report”). This Current Report supplements Item 5.02 of the Report.
On October 27, 2010, the independent members of the Board of Directors, acting on a recommendation from the Compensation Committee, approved a new base salary for Ms. Hook effective October 15, 2010. Ms. Hook’s new base salary is $540,000 per year.
Item 7.01. Regulation FD Disclosure.
A copy of the supplemental slides, which will be discussed during the Company’s earnings call at 4:30 p.m. Eastern Time on Thursday, October 28, 2010, is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
The information in this report on Form 8-K under Items 2.02 and 7.01, including the exhibits attached hereto related to Items 2.02 and 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The following are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release of Neustar, dated October 28, 2010, announcing third quarter 2010 financial results.
99.2	Slides presented at the October 28, 2010 earnings call.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2010	NEUSTAR, INC.
	By:	/s/ Lisa A Hook
		Name:	Lisa A. Hook
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Neustar, dated October 28, 2010, announcing third quarter 2010 financial results.
99.2	Slides presented at the October 28, 2010 earnings call.